Exhibit 14(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 26, 2010, relating to the financial statements and financial highlights of Highland Floating Rate Advantage Fund, which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
April 14, 2011